UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2023 (April 20, 2023)

Kennedy Lewis Capital Company
 (Exact Name of Registrant as Specified in its Charter)

DELAWARE	814-01603	88-6117755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

225 Liberty St. Suite 4210
 New York, New York 10281
 (Address of Principal Executive Offices, Zip Code)

(212) 782-3842
 (Registrant’s telephone number, including area code)

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

N/A	N/A	N/A

Item 1.01.	Entry into a Material Definitive Agreement.

On April 20, 2023 (the “Closing Date”), KLCC SPV GS1 LLC (“KLCC SPV GS1”), a Delaware limited liability company and newly formed subsidiary of Kennedy Lewis Capital Company, a Delaware statutory trust (the “Company,” “our” or “us”), entered into a Credit Agreement (the “Secured Credit Facility”), with KLCC SPV GS1, as borrower, the lenders from time to time parties thereto, Goldman Sachs Bank USA, as syndication agent and administrative agent, State Street Bank and Trust Company, as collateral agent, collateral custodian and collateral administrator.

From time to time, the Company expects to sell and contribute certain investments to KLCC SPV GS1 pursuant to a Sale and Contribution Agreement, dated as of the Closing Date, by and between the Company and KLCC SPV GS1. No gain or loss will be recognized as a result of the contribution. Proceeds from the Secured Credit Facility will be used to finance the origination and acquisition of eligible assets by KLCC SPV GS1, including the purchase of such assets from the Company. We retain a residual interest in assets contributed to or acquired by KLCC SPV GS1 through our ownership of KLCC SPV GS1. The maximum principal amount of the Secured Credit Facility as of the Closing Date is $300 million, which can be drawn in U.S. Dollars subject to certain conditions; the availability of this amount is subject to the borrowing base, which is determined on the basis of the value and types of KLCC SPV GS1’s assets from time to time, and satisfaction of certain conditions, including certain concentration limits.

The Secured Credit Facility provides for the ability to draw and redraw revolving loans under the Secured Credit Facility for a period of up to three years after the Closing Date unless the commitments are terminated sooner as provided in the Secured Credit Facility (the “Commitment Termination Date”). Unless otherwise terminated, the Secured Credit Facility will mature on the date which is five years after the Closing Date (the “Final Maturity Date”). Prior to the Commitment Termination Date, proceeds received by KLCC SPV GS1 from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, and the excess may be returned to the Company, subject to certain conditions. Following the Commitment Termination Date but prior to the Final Maturity Date, proceeds received by KLCC SPV GS1 from principal and interest, dividends, or fees on assets must be used to pay fees, expenses and interest on outstanding borrowings, as well as principal on outstanding borrowings in accordance with the terms of the Secured Credit Facility, and the excess may be returned to the Company, subject to certain conditions. On the Final Maturity Date, KLCC SPV GS1 must pay in full all outstanding fees and expenses and all principal and interest on outstanding borrowings, and the excess may be returned to the Company.

Under the Secured Credit Facility KLCC SPV GS1 is permitted to borrow amounts in U.S. dollars. Amounts drawn under the Secured Credit Facility will bear interest at Term SOFR plus a margin. Advances used to finance the purchase or origination of loans under the Secured Credit Facility initially bear interest at Term SOFR plus a spread of (i) if the percentage of loans that are BSL is 60% or higher on each day during such interest period, 3.25%, (ii) if the percentage of loans that are BSL is less than 60% during any day during such interest period but higher than 30% on each day during such interest period, 3.35% and (iii) in relation to either (A) any period in the eighteen months following the closing of the Secured Credit Facility during which the percentage of loans that are BSL is less than 30% on any day during such interest period or (B) any interest period that occurs more than eighteen months following the closing of the Secured Credit Facility, 3.50%.

The Secured Credit Facility contains customary covenants, including certain limitations on the activities of KLCC SPV GS1, including limitations on incurrence of incremental indebtedness, and customary events of default. The Secured Credit Facility is secured by a perfected first priority security interest in the assets of KLCC SPV GS1 and on any payments received by KLCC SPV GS1 in respect of those assets. Assets pledged to the lenders under the Secured Credit Facility will not be available to pay the debts of the Company.

Borrowings of KLCC SPV GS1 are considered our borrowings for purposes of complying with the asset coverage requirements under the Investment Company Act of 1940, as amended.

In connection with the Secured Credit Facility, the Company entered into a Non-Recourse Carveout Guaranty Agreement with State Street Bank and Trust Company, on behalf of certain secured parties, and Goldman Sachs Bank USA. Pursuant to the Non-Recourse Carveout Guaranty Agreement, the Company guarantees certain losses, damages, costs, expenses, liabilities, claims and other obligations incurred in connection with certain instances of fraud or intentional misrepresentation, material encumbrances of certain collateral, misappropriation of certain funds, and the willful breach of certain provisions of the Secured Credit Facility.

The description above is only a summary of the material provisions of the Secured Credit Facility, the Sale and Contribution Agreement and the Non-Recourse Carveout Guaranty Agreement and is qualified in its entirety by reference to the copies of the Secured Credit Facility, the Sale and Contribution Agreement and the Non-Recourse Carveout Guaranty Agreement which are filed as Exhibits 10.1, 10.2 and 10.3 to this current report on Form 8-K and are incorporated herein by reference thereto.

The description above is only a summary of the material provisions of the Secured Credit Facility Agreement and is qualified in its entirety by reference to a copy of the Secured Credit Facility Agreement, which is filed as Exhibit 10.1 to this current report on Form 8-K.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1*	Secured Credit Facility Agreement
10.2*	Sale and Contribution Agreement
10.3*	Non-Recourse Carveout Guaranty Agreement

*
Certain portions of this exhibit have been omitted in accordance with Item 601(b)(10)(vi) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kennedy Lewis Capital Company
Dated: April 25, 2023
	By:	/s/ Anthony Pasqua
	Name:	Anthony Pasqua
	Title:	Chief Financial Officer